SIEBEL SYSTEMS, INC.
1996 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT

SIEBEL SYSTEMS, INC. (the "Company") is pleased to inform you that its Board of Directors has granted you an option to purchase shares of the common stock of the Company ("Common Stock") under the Siebel Systems, Inc. 1996 Equity Incentive Plan (the "Plan").

The details of your option are as follows:

Optionee: ____________________

Number of Shares: ______________________

Exercise Price: $ __________________ per share

Grant Date: ______________________

Expiration Date: ____________________, unless sooner terminated in accordance with Section 5 of the Additional Terms and Conditions attached.

Vesting Commencement Date: ________________

Vesting Schedule: _________ % on ______________ anniversary of the Vesting Commencement Date and
                    _____________ % each ______________anniversary thereafter until fully vested.

                    Vesting is subject to termination under the circumstances set forth in the attached Additional Terms and Conditions.

Tax Qualification: This option ____ is/____ is not intended to qualify for the federal income tax benefits available to an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Additional Terms and Optionee's Acknowledgements: This option is subject to all of the terms and conditions of the Additional Terms and Conditions attached hereto. The undersigned optionee acknowledges receipt of this Option Agreement and the Additional Terms and Conditions (with exhibits referred to therein), and understands and agrees to all terms contained therein. Optionee further acknowledges that as of the date of grant of this option, this Option Agreement, together with the Additional Terms and Conditions, set forth the entire understanding between optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the option agreements previously granted and delivered to optionee under the Plan (including predecessors to the Plan), and (ii) the following other agreements:

Other Agreements: ___________________________
                                     ___________________________
                                     ___________________________
SIEBEL SYSTEMS, INC.	OPTIONEE: ___________________________
By: __________________________________	__________________________________
Signature
Name: _________________________________
Date: _________________________________	Date: _________________________________

SIEBEL SYSTEMS, INC.
1996 EQUITY INCENTIVE PLAN
NONSTATUTORY STOCK OPTION AGREEMENT

ADDITIONAL TERMS AND CONDITIONS

1. Method of Payment. Payment of the exercise price per share is due in full upon exercise of all or any part of this option. You may make payment of the exercise price under one or a combination of the following alternatives:

a. Payment of the exercise price per share in cash or check at the time of exercise;

b. Payment with an executed promissory note in the amount of the exercise price per share, if so determined by the officers of the Company. All amounts due under the note will be payable no later than three (3) years following the time of exercise, or upon your earlier termination of service with the Company and its parent and subsidiary corporations (as defined in Section 424 of the Code and hereinafter referred to as an "Affiliate"). The note will bear interest at the minimum rate established by the Internal Revenue Code (the "Code") necessary to avoid the treatment as interest under any applicable provisions of the Code of any portion of any amounts other than amounts stated to be interest under the note. The note will be secured by a pledge of the Company's common stock ("Common Stock") purchased with the note. The forms to be used for the promissory note and the pledge of shares and any additional documentation shall be determined by and be satisfactory to the Company;

c. If at the time of exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment with shares of Common Stock you already own. The shares of Common Stock (i) will be valued at its fair market value on the date of exercise, (ii) if originally acquired from the Company, must have been held for the period required to avoid a charge to the Company's reported earnings, and (iii) must be owned free and clear of any liens, claims, encumbrances or security interests;

d. This option may also be exercised as part of a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued; or

e. Payment by a combination of the methods of payment listed in subparagraph 1.a. through 1.d. above.

2. No Exercise of Unvested Shares. This option does not permit exercise with respect to any unvested shares.

3. Whole Shares. You may exercise this option only for whole shares and the Company shall be under no obligation to issue any fractional shares of Common Stock to you.

4. Securities Law Compliance. Notwithstanding anything to the contrary contained in this option, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Securities Act") or, if the shares are not registered at that time, the Company has determined that the exercise and issuance would be exempt from the registration requirements of the Securities Act.

5. Term of Option. The term of this option begins on the date you were granted this option and terminates on the Expiration Date set forth in the Agreement, unless it terminates sooner for reasons described below. You may not, under any circumstances, exercise this option after the Expiration Date. By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

This option will terminate prior to the end of its term if your Continuous Status as an Employee, Director or Consultant with the Company or any Affiliate is terminated for any reason or for no reason. Your option will then terminate three (3) months after the date on which you are no longer providing services to the Company or any Affiliate unless one of the following circumstances exists:

a. Your termination of service is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code). This option will then terminate on the earlier of the Expiration Date or twelve (12) months following the termination of your Continuous Status as an Employee, Director or Consultant.

b. Your termination of service is due to your death. This option will then terminate on the earlier of the Expiration Date or twelve (12) months after your death.

c. If during any part of the three (3)-month period described above you may not exercise your option solely because of the condition described in paragraph 4 above, then your option will not terminate until the earlier of the Expiration Date or until this option shall become exercisable for a period of three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant.

d. If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company and any Affiliate will result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, then your option will terminate on the earlier of (i) the Expiration Date, (ii) the tenth (10th) day after the last date on which your exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company and any Affiliate.

6. Exercise of Option.

a. This option may not be exercised before the date on which the shareholders of the Company have approved the Plan under which this option is granted.

b. You may exercise this option to the extent specified above by delivering the Notice of Exercise attached to this option as an exhibit together with the exercise price to the Secretary of the Company, or another person designated by the Company, during regular business hours, together with any additional documents required in the Notice of Exercise.

c. By exercising this option you agree that:

i. the Company may require you to pay to the Company any tax withholding obligation of the Company arising from (1) your exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of the shares of Common Stock you acquired upon the exercise of this option; and

ii. in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, the Company (or a representative of the underwriters) may require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during a period not to exceed one hundred eighty (180) days following the effective date (the "Effective Date") of the registration statement of the Company filed under the Securities Act. For purposes of this restriction you will be considered to own securities which (i) you own directly or indirectly, including securities held for your benefit by nominees, custodians, brokers or pledgees; (ii) you may acquire within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate interest in the corporation, partnership, estate or trust as a shareholder, partner or beneficiary. You further agree that the Company may impose stop-transfer instructions on the securities subject to these restrictions until the end of the period.

7. Option Not Transferable. This option may not be transferred, except by will or by the laws of descent and distribution, and may be exercised during your life only by you or pursuant to a qualified domestic relations order (as defined in the Plan) and may be exercised during your lifetime only by you or any transferee pursuant to a qualified domestic relations order.

8. Option Not a Service Contract. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective shareholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

9. Notices. Any notices provided for in this option or the Plan will be given in writing and will be considered to have been given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you later designate in writing to the Company.

10. Governing Plan Document. This option is subject to all the provisions of the Plan, which is attached as an exhibit to this option. All provisions of the Plan are hereby made a part of this option. This option is further subject to all interpretations, amendments, rules and regulations which may from time to time be set forth and adopted under the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

Exhibits

Siebel Systems, Inc. 1996 Equity Incentive Plan
Notice of Exercise

NOTICE OF EXERCISE

SIEBEL SYSTEMS, INC.
1855 South Grant Street
San Mateo, CA 94402

Date of Exercise: __________________

Ladies and Gentlemen:

I elect to purchase under my stock option the number of shares for the price set forth below.

Type of option:	Nonstatutory
Type of exercise:	Vested shares only
Date stock option was granted:	__________________
Number of shares as to which option is exercised:	__________________
Certificates to be issued in name of:	__________________
Total exercise price:	$ __________________
Cash payment delivered with this notice:	$ __________________
Value of _____ shares of Siebel Systems, Inc. common stock delivered with this notice: [1]	$ __________________

____________

1 Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

By this exercise, I agree to provide any additional documents you may reasonably require to complete the exercise of this option and the issuance of shares of the Common Stock of the Company in accordance with all applicable laws.

I make the following representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which I am acquiring for my own account upon the exercise of the Option described above:

I acknowledge that all certificates representing any of the Shares subject to the provisions of the Option will be endorsed with appropriate legends reflecting the limitations described above, as well as any legends reflecting restrictions under the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during a period not to exceed one hundred eighty (180) days following the effective date (the "Effective Date") of the registration statement of the Company filed under the Securities Act. For purposes of this restriction I will be considered to own securities that (i) are owned directly or indirectly by me, including securities held for my benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by me within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for my brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or (iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which I am a shareholder, partner or beneficiary, but only to the extent of my proportionate interest in the corporation, partnership, estate or trust as a shareholder, partner or beneficiary. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the restrictions, described above, until the end of such period.

Very truly yours,

_________________________________